Exhibit 99.1
Global Water Resources Reports First Quarter 2018 Results

PHOENIX, AZ – May 9, 2018 – Global Water Resources, Inc. (NASDAQ: GWRS), (TSX: GWR), a pure-play water resource management company, reported results for the first quarter ended March 31, 2018. All quarterly comparisons are to the previous year unless otherwise noted.
Q1 2018 Financial Highlights

•	Revenues increased 9.3% to $7.4 million, driven by growth in active connections, increased consumption, and approved rate increases.

•	Net income increased by $0.1 million to $0.3 million, or $0.02 per share. As a percentage of revenues, net income was 4.3%.

•	Adjusted EBITDA, a non-GAAP metric, as defined below, increased 14.1% to $3.7 million. As a percentage of revenues, Adjusted EBITDA was 49.7%.
Q1 2018 Operational Highlights

•	Total active connections increased 4.9% to 39,542 at March 31, 2018 from 37,687 at March 31, 2017, and up 1.4% (or 5.6% on an annualized basis) from 38,997 at December 31, 2017.

•	Nominated Debra G. Coy and Brett Huckelbridge to the board of directors, who will bring tremendous experience in policy, investments, capital markets, transactions, and strategic planning.

•	Appointed senior water industry expert, Jake Lenderking, as director of Water Resources, bringing to Global Water more than 10 years of leadership experience in water resource management.

•	Joined WaterStart, a consortium of global leaders in water technologies dedicated to accelerating the adoption of innovative water technologies.
Subsequent Events in April 2018

•	Signed a definitive agreement to acquire Turner Ranches Water and Sanitation Company, a non-potable irrigation water utility in Mesa, Arizona.

•	Secured a two-year revolving line of credit of up to $8 million to support the company's growth strategy.

•	Declared a monthly cash dividend of $0.023625 per common share (or $0.2835 per share on an annualized basis), payable May 30, 2018 to holders of record at the close of business on May 16, 2018.
Management Commentary

“In Q1, our top-line continued to grow year-over-year, driving our fourth consecutive quarter of profitability,” said Global Water Resources' president and CEO, Ron Fleming. “We also saw new connection growth accelerating, supported by continued growth in the Phoenix Metro population and single-family housing permits. We believe that our utilities and service areas are directly in the anticipated path of growth. This means we are well-positioned to benefit from the near-term growth in metropolitan Phoenix due to the availability of lots and existing infrastructure in place within our services areas.

“Our board nominations and expanded management team during the quarter will help us remain at the forefront of the water management industry, and advance our mission of achieving efficient growth and consolidation.

“Our recently secured credit facility, combined with positive cash flow and over $6 million in cash, provides us greater financial flexibility as we pursue our growth strategies. This includes taking advantage of favorable market opportunities to aggregate water and wastewater utilities, and continuing to invest in our utilities as they experience rapid growth. Together, this will allow Global Water and its customers to realize the benefits of consolidation.

“We recently announced an accretive acquisition of Turner Ranches to expand our footprint in Maricopa County, the fastest growing county in the nation, according to U.S. Census Bureau. Turner Ranches will be the second purchase, post-recession, in our declared strategy of pursuing water utility acquisitions. We believe our focus on consolidating, improving, and automating water utility assets will greatly benefit the customers of Turner Ranches, and we look forward to serving these new communities.

“Along with the Arizona Corporation Commission’s desire for consolidation of the highly-fragmented water utility industry in Arizona and their new policy guidelines that support and incent such consolidation, the stage is well set for additional acquisitions.

“Looking ahead, we see the potential for growth from our acquisition strategy. We also expect to see continued growth driven by organic growth in new connections, as well as increased consumption and pre-approved rate increases.”

2018 Financial Summary

Revenues

Revenues in the first quarter of 2018 increased by $0.6 million, or 9.3%, to $7.4 million, compared to $6.8 million for the same period in 2017. The increase in revenues was primarily attributed to a 4.9% increase in active connections, increased consumption, and the approved increase in rates.

Operating Expenses

Operating expenses increased by $0.4 million, or 6.5%, to $6.1 million in the first quarter of 2018, compared to $5.7 million for the same period in 2017. The increase was due primarily to increases in general and administrative expenses, coupled with an increase in depreciation.

Other Income (Expense)

Total other expense increased by $0.2 million, or 21.7%, to $0.9 million in the first quarter of 2018, compared to $0.7 million for the same period in 2017. The increase was primarily attributed to a $0.2 million increase in other – related party costs and a decrease in the Valencia earn-out of $0.1 million, partially offset by a reduction in interest expense of $0.1 million.

Net Income (Loss)

Net income increased by $0.1 million to $0.3 million, or $0.02 per share, for the first quarter of 2018 compared to $0.2 million, or $0.01 per share, for the same period in 2017. The increase was primarily attributed to the $0.3 million increase in operating income, partially offset by the $0.2 million increase in other expense.

Adjusted EBITDA

Adjusted EBITDA increased $0.5 million, or 14.1%, to $3.7 million for the first quarter of 2018, compared to $3.2 million for the same period in 2017. The increase was primarily due to organic connection growth, increased consumption, higher rates, and reduced deferred compensation. The increase in Adjusted EBITDA was partially offset by an increase in professional fees and general and administrative salaries, specifically due to a one-time severance payout. (See definition of Adjusted EBITDA, a non-GAAP term, and its reconciliation to GAAP, below.)

Dividend Policy
The company declared a monthly cash dividend of $0.023625 per common share (or $0.2835 per share on an annualized basis), which will be payable on May 30, 2018 to holders of record at the close of business on May 16, 2018.

Business Outlook
Global Water's near-term growth strategy for its regulated water, wastewater, and recycled water business is driven by increased service connections, continued operating efficiencies, and utility rate increases approved by the Arizona Corporation Commission. The company will also focus more on its original mission of aggregating water and wastewater utilities, allowing the company and its customers to realize the benefits of consolidation, regionalization, and environmental stewardship.

Connection Rates
As of March 31, 2018, active service connections increased by 1,855, or 4.9%, to 39,542, compared to 37,687 at March 31, 2017. As of March 31, 2018, the vacancy rate was at 1.5% down from the peak of 11.2% in February 2009.

Arizona’s Growth Corridor: Positive Population Trends
The Metropolitan Phoenix area is steadily growing due to low-cost housing, excellent weather, large and growing universities, a diverse employment base, and low taxes. The area's population has increased throughout 2017 and 2018, and it continues to grow. The Employment and Population Statistics Department of the State of Arizona predicts that Phoenix Metro will have a population of 4.9 million by 2020, up 15% from 2016 census estimates, and reach 6.8 million by 2040.

According to the W.P. Carey School of Business Greater Phoenix Blue Chip real estate consensus panel ("Greater Phoenix Blue Chip"), most sectors of real estate are expected to experience improved occupancy and growth. For Maricopa County and Pinal County combined, the Homebuilders Association of Central Arizona, reported that single family housing permits grew 12% to 19,854 units in 2017. Permits are forecasted by the Greater Phoenix Blue Chip to increase to nearly 24,000 permits in 2018 and to 27,000 permits in 2019. In the City of Maricopa, where Global Water has its largest water and wastewater permitted utility service area, the Home Builders Association of Central Arizona reports that permits are up 90% year over year.

The company believes this growth outlook, combined with three additional years of rate increase phase-ins, creates an opportunity for it to significantly increase its active connections and grow revenues.

Conference Call
Global Water Resources will hold a conference call to discuss its 2018 results tomorrow, followed by a question and answer period.

Date: Thursday, May 10, 2018
Time: 1:00 p.m. Eastern time (10:00 a.m. Pacific time)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-778-331-2160
Conference ID: 10004716

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at www.gwresources.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 4:00 p.m. Eastern time on the same day through May 24, 2018.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10004716

About Global Water Resources
Global Water Resources, Inc. is a leading water resource management company that owns and operates nine utility companies which provide water, wastewater, and recycled water services. The company’s service areas are located primarily in growth corridors around metropolitan Phoenix. Global Water recycles nearly 1 billion gallons of water annually. To learn more, visit www.gwresources.com.

Cautionary Statement Regarding Non-GAAP Measures
This press release contains references to "EBITDA" and Adjusted EBITDA. EBITDA is defined for the purposes of this press release as net income or loss before interest, income taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA excluding the gain or loss related to (i) nonrecurring events; (ii) option expense related to awards made to the board of directors; and (iii) equity method investment. Management believes that EBITDA and Adjusted EBITDA are useful supplemental measures of our operating performance and provide our investors meaningful measures of overall corporate performance exclusive of our capital structure and the method and timing of expenditures associated with building and placing our systems. EBITDA is also presented because management believes that it is frequently used by investment analysts, investors, and other interested parties as a measure of financial performance. Adjusted EBITDA is also presented because management believes that it provides our investors measures of our recurring core business. However, EBITDA and Adjusted EBITDA are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”) and do not have a standardized meaning prescribed by GAAP. Therefore, EBITDA and Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Investors are cautioned that non-GAAP measures, such as EBITDA and Adjusted EBITDA should not be construed as an alternative to net income or loss or other income statement data (which are determined in accordance with GAAP) as an indicator of our performance or as a measure of liquidity and cash flows. Management's method of calculating EBITDA and Adjusted EBITDA may differ materially from the method used by other companies and accordingly, may not be comparable to similarly titled measures used by other companies. A reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss), the most comparable GAAP measures, are included in the schedules attached to this press release.

Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements which reflect the Company's expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning, future net income growth, our strategy, acquisition plans, our dividend policy, trends relating to population growth, active connections, regulated revenue, housing permit projections, and other statements that are not historical facts as well as statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", or the negative of these terms, or other words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to a number of risks, uncertainties, and assumptions, most of which are difficult to predict and many of which are beyond our control. Actual results may differ materially from these expectations due to changes in political, economic, business, market, regulatory, and other factors. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s views as of the date hereof. Factors that may affect future results are disclosed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's website at www.sec.gov. This includes, but is not limited to, our Annual Report on Form 10-K for the year ended December 31, 2017 which was filed with the SEC. We undertake no obligation to publicly update any forward-looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Company Contact:
Michael J. Liebman
SVP and CFO
Tel (480) 999-5104
mike.liebman@gwresources.com

Investor Relations:
Ron Both, CMA
Tel (949) 432-7566
GWRS@cma.team

GLOBAL WATER RESOURCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	287,160	289,051
Less accumulated depreciation	(74,394)	(75,592)
Net property, plant and equipment	212,766	213,459
CURRENT ASSETS:
Cash and cash equivalents	6,915	5,248
Accounts receivable — net	1,354	1,528
Due from affiliates	463	430
Accrued revenue	1,799	1,759
Prepaid expenses and other current assets	684	700
Total current assets	11,215	9,665
OTHER ASSETS:
Intangible assets — net	12,772	12,772
Regulatory asset	1,871	1,871
Bond service fund and other restricted cash	499	436
Equity method investment	234	345
Other noncurrent assets	37	20
Total other assets	15,413	15,444
TOTAL ASSETS	239,394	238,568
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	1,576	321
Accrued expenses	7,832	7,252
Customer and meter deposits	1,381	1,395
Long-term debt and capital leases — current portion	29	8
Total current liabilities	10,818	8,976
NONCURRENT LIABILITIES:
Long-term debt and capital leases	114,444	114,363
Deferred regulatory gain - ICFA	19,746	19,746
Regulatory liability	8,463	8,463
Advances in aid of construction	62,919	62,725
Contributions in aid of construction — net	4,376	4,425
Deferred income tax liabilities, net	3,228	3,114
Acquisition liability	934	934
Other noncurrent liabilities	579	962
Total noncurrent liabilities	214,689	214,732
Total liabilities	225,507	223,708
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Common stock, $0.01 par value, 60,000,000 shares authorized; 19,631,266 shares issued as of March 31, 2018 and December 31, 2017.	196	196
Paid in capital	12,995	14,288
Retained earnings	696	376
Total shareholders' equity	13,887	14,860
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	239,394	238,568

GLOBAL WATER RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Water services	3,115	$2,785
Wastewater and recycled water services	4,297	3,988
Unregulated revenues	13	18
Total revenues	7,425	6,791

OPERATING EXPENSES:
Operations and maintenance	1,509	1,474
Operations and maintenance - related party	356	360
General and administrative	2,397	2,210
Depreciation	1,799	1,646
Total operating expenses	6,061	5,690
OPERATING INCOME	1,364	1,101

OTHER INCOME (EXPENSE):
Interest income	7	4
Interest expense	(1,231)	(1,312)
Other	323	352
Other - related party	(2)	214
Total other income (expense)	(903)	(742)

INCOME BEFORE INCOME TAXES	461	359
INCOME TAX EXPENSE	(141)	(170)
NET INCOME	$320	$189

Basic earnings per common share	$0.02	$0.01
Diluted earnings per common share	$0.02	$0.01
Dividends declared per common share	$0.07	$0.07

Weighted average number of common shares used in the determination of:
Basic	19,631,266	19,581,266
Diluted	19,669,994	19,622,751

GLOBAL WATER RESOURCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$320	$189
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred compensation	(9)	203
Depreciation	1,799	1,646
Amortization of deferred debt issuance costs and discounts	11	11
Loss/(gain) on equity investment	111	(122)
Other (gains) and losses	(41)	4
Provision for doubtful accounts receivable	25	21
Deferred income tax expense	114	140
Changes in assets and liabilities
Accounts receivable	149	122
Other current assets	(57)	(100)
Accounts payable and other current liabilities	1,506	(12)
Other noncurrent assets	—	27
Other noncurrent liabilities	59	(30)
Net cash provided by operating activities	3,987	2,099
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,101)	(6,505)
Deposits of restricted cash, net	(62)	(2)
Other cash flows from investing activities	64	(5)
Net cash used in investing activities	(1,099)	(6,512)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(1,391)	(1,322)
Advances in aid of construction	194	111
Principal payments under capital lease	(1)	(67)
Loan repayments	(6)	—
Debt issuance costs paid	(17)	—
Net cash used in financing activities	(1,221)	(1,278)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,667	(5,691)
CASH AND CASH EQUIVALENTS — Beginning of period	5,248	20,498
CASH AND CASH EQUIVALENTS – End of period	6,915	14,807

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the quarters and three months ended March 31, 2018 and 2017 is as follows (in thousands):

	Three Months Ended March 31,
	2018	2017
Net Income	$320	$189
Income tax expense	141	170
Interest income	(7)	(4)
Interest expense	1,231	1,312
Depreciation	1,799	1,646
EBITDA	3,484	3,313
Board option expense	43	43
Management option expense	54	—
Equity investment loss/(income)	110	(122)
EBITDA Adjustments	207	(79)
Adjusted EBITDA	$3,691	$3,234